Exhibit 99.1

EXECUTIVE SUMMARY Proprietary and Confidential

QUICK FACTS:

Publically Traded Company:

“PSTO” - Traded on the OTC

Will submit uplist application to the
NASDAQ during 2015

Financing Sought:

Powerstorm ESS is seeking

$1.5 Million

Industry:

Energy Storage, Clean Technology

Product/Services:

Energy Storage Systems for Rural
Villages, Home, Commercial and
Military

Management:

Mike J. Freni

CEO/Chairman

Kirstin L. Gooldy

CFO and BoD member

Dr. Shailesh Upreti

CTO and Board Advisor

CONTACT INFORMATION:

Mike Freni, CEO/Chairman

Tel: 424-327-2991

mj.freni@powerstormess.com

Kirstin Gooldy, CFO

Tel: 424-327-2993

k.gooldy@powerstormess.com

Headquartered:

31244 Palos Verdes Dr. W

Ste. 245

Rancho Palos Verdes, CA 90275

Summary:

Powerstorm ESS manufactures and distributes hybrid “Energy Storage Systems”, creating power equality through delivering clean energy.  The mission is to bring light to the 1.3 billion people living without power, and an even higher number with unstable grid access. The Company provides reliable off-grid solutions to: a) service providers such as telecom tower operators, managed network operators (MNOs), data centers, mining companies, hospitals, b) rural communities and, c) the residential/home use and disaster recovery market.

Meeting the challenges of the worldwide “Go Green” initiatives Powerstorm ESS’s energy storage systems utilize state of the art Li-Ion battery cells combined with solar and/or wind turbine power generation. The energy storage systems are serviced with patent pending technology; the “digital brain” designed to efficiently manage through one device the Battery Management System (BMS), Thermal Management Systems (TMS), Network Management Systems (NMS). Further the energy storage systems utilize Mesh Networks to ensure quality and consistent internet connectivity.

Value Proposition:

Opex Savings of 20% - 65% and emissions/pollutant reduction 20% to 40%. Powerstorm ESS products provide for modular, containerized, scalable, customizable, plug and play power generation and environmentally friendly power storage to the off-grid communities for emerging markets, disaster recovery/humanitarian relief, residential and business power systems. Unlike traditional lead acid based technologies with its associated maintenance and hazardous waste Li-Ion technologies are maintenance free, have at least a five year life and are easy to recycle.

Powerstorm ESS Product Suite:

Powerstorm ESS provide patent pending energy storage systems and devices that store, manage and distribute optimized hybrid energy. The initial products include:

•     MESS – Containerized “Modular Energy Storage Solutions” providing off-grid power up to 750kWh solutions for Anchor Points and Community Power (further described under sales channels)

•     zeroXess – energy storage systems for single home and disaster recovery

•     Lithium Ion Batteries – Superior quality, 5 years (+) battery life and BMS services for customers that require batteries

•     R&D – Additional products will be announced in Q3 2015

Market Opportunity:

Currently, there are approximately 1.3 billion people around the globe without access to power and many more with unreliable energy sources.

•     Navigant Research projects revenue for off-grid base station power will grow from $1.6B in 2012 to more than $10.5B in 2020.

•     “Green Policy” requires telecom companies to migrate 50% of all cell towers in rural areas and 20% in urban areas to hybrid power by 2015 (this is delayed – and will continue into 2016/17.

•     Micro Grid Enabling Technologies are expected to exceed $26B in annual revenues by 2023

Powerstorm ESS – Company Confidential

EXECUTIVE SUMMARY Proprietary and Confidential

MESS

zeroXess

CONTACT INFORMATION:

Mike Freni, CEO/Chairman

Tel: 424-327-2991

mj.freni@powerstormess.com

Kirstin Gooldy, CFO

Tel: 424-327-2993

k.gooldy@powerstormess.com

Headquartered:

31244 Palos Verdes Dr. W

Ste. 245

Rancho Palos Verdes, CA 90275

Go-To-Market Strategy:

Target Markets: Four (4) initial regions – Africa, Latin America, Middle East, SE Asia

Sales Channels: Anchor Points, Community Power, VAR’s

•    Anchor Points – Telecom Tower operators, MNO’s, data centers, mining, hospitals to secure the Powerstorm ESS position in the local market

•     Community Power – Local, state, federal and global governments and agencies, humanitarian and non-profit organizations to bring the Powerstorm ESS solutions to rural communities

•     VAR’s – serve as Powerstorm ESS’s distribution arm

Competition:

Powerstorm ESS provides a comprehensive hybrid solution that integrates all of the energy storage components.

•    Containerized Solution Competitors: Firefly Clean Energy, Systems Sunlight S.A., HID Europe.

o    Why Powerstorm ESS: Five primary solutions, customizable solutions to address weather, locations, technical requirement. Scalable, modular, plug and play, 5 year warranty, fully integrated Mesh Network providing full internet and systems integrations.

•    There are only a few containerized solutions competitors. Most are “perceived” competitors, not actual competitors. These solution providers typically provide a singular solution.

o    Off-Grid Microstations – Stand alone solutions meant to to power communities – OMC Power, Sun Edison, Victron Energy

o    Hybrid Generators – Planetary Power, Earl Energy, Glidemeister, Caterpillar

o     Service Providers – Elgris, Azuri, Phaesun, Emerson Network Power

Investors:

The founders own approximately 90% of the outstanding stock. The CEO has historically funding the company and is continuing to do so. Current investment to date: approx. $1.0 Million.

Revenue Projections ($000s):

The company projects revenue during 2015.

POWERSTORM ESS

DEDICATED TO CHANGING THE WORLD

Powerstorm ESS – Company Confidential